Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-295088) of Arxis, Inc. of our report dated October 29, 2026, relating to the consolidated financial statements of Omnetics Connector Corporation as of and for the year ended December 31, 2025, included in Exhibit 99.2 to Arxis, Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 29, 2026.

Minneapolis, Minnesota

October 29, 2026